     As filed with the Securities and Exchange Commission on August 7, 1998

                                                      Registration No. 333-_____
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                             PRIME HOSPITALITY CORP.
             (Exact name of registrant as specified in its charter)

          Delaware                                            22-2640625
(State or other jurisdiction                               (I.R.S. Employer
of incorporation or organization)                        Identification Number)

                                700 Route 46 East
                           Fairfield, New Jersey 07004
                                 (973) 882-1010
    (Address, including zip code, and telephone number, including area code, of principal executive offices)

                             -----------------------
             Prime Hospitality Corp. 1995 Employee Stock Option Plan
                 (Amended and Restated as of February 20, 1998)
                            (Full title of the plan)
                             -----------------------

                             Joseph Bernadino, Esq.
              Senior Vice President, Secretary and General Counsel
                             Prime Hospitality Corp.
                                700 Route 46 East
                   Fairfield, New Jersey 07004, (973) 882-1010
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                             -----------------------
                                    Copies to
                              William H. Gump, Esq.
                            Willkie Farr & Gallagher
                               787 Seventh Avenue
                               New York, NY 10019
                                 (212) 728-8000
                             -----------------------

                         CALCULATION OF REGISTRATION FEE


======================= ====================== ========================= ===================== ======================

                                                   Proposed maximum        Proposed maximum
 Title of securities        Amount to be          offering price per      aggregate offering         Amount of
   to be registered          registered               share (1)               price (1)          registration fee
----------------------- ---------------------- ------------------------- --------------------- ----------------------
Class A Common Stock,
$0.01 par value per
share                         1,800,000               $13.3125                $23,962,500            $7,068.94
======================= ====================== ========================= ===================== ======================


(1) Estimated solely for calculating the amount of the registration fee, pursuant to Rule 457(h) under the Securities Act of 1933 (the "Securities Act") based upon the average of the high and low sales prices of the Class A Common Stock as reported by the New York Stock Exchange on August 4, 1998.

                                     PART II

                           INFORMATION REQUIRED IN THE
                             REGISTRATION STATEMENT

Item 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    The following documents, filed with the Securities and Exchange Commission (the "Commission") by Prime Hospitality Corp., a Delaware company (the "Company"), are incorporated herein by reference:

         (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997, pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act");

         (b) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998, filed pursuant to the Exchange Act;

         (c) The Company's Current Report on Form 8-K, filed on January 7, 1998, pursuant to the Exchange Act;

         (d) The Company's Registration Statements on Form S-8 (Nos. 333-03361 and 333-44287), filed on May 16, 1996 and January 15, 1998, respectively, pursuant to the Securities Act; and

         (e) The description of the common stock of the Company, $0.01 par value per share (the "Common Stock") included in the Company's Application for Registration on Form 8-A, dated June 5, 1992, as amended by the Company's Amendments to Application or report on Form 8, dated July 9, 1992 and December 23, 1992, respectively, pursuant to the Exchange Act.

    In addition, all documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all the securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated herein by reference and to be a part hereof from the date of the filing of such documents with the Commission.

Item 8.  EXHIBITS

Exhibit No.
-----------

    5 Opinion of Willkie Farr & Gallagher as to the validity of the shares to be issued.

    23.1    Consent of Arthur Andersen LLP.

    23.2    Consent of Willkie Farr & Gallagher (contained in Exhibit 5).

    24      Powers of Attorney (reference is made to the signature page herein).

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fairfield, State of New Jersey, on the 24th day of July, 1998.

                             PRIME HOSPITALITY CORP.



                             By: /s/ David A. Simon
                                 --------------------------------
                                 David A. Simon
                                 Chairman of the Board, President
                                 and Chief Executive Officer

    The undersigned officers and directors of Prime Hospitality Corp. hereby severally constitute and appoint David A. Simon and John M. Elwood, and each of them, attorneys-in-fact for the undersigned, in any and all capacities, with the power of substitution, to sign any amendments to this Registration Statement (including post-effective amendments) and to file the same with exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue thereof.

    Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


    Signature                   Title                               Date
    ---------                   -----                               ----

/s/ David A. Simon      Chairman of the Board,                   July 24, 1998
--------------------    President and Chief Executive
David A. Simon          Officer (principal executive officer)

/s/ John M. Elwood      Executive Vice President,                July 24, 1998
--------------------    Chief Financial Officer and
John M. Elwood          Director (principal financial
                        officer and principal accounting
                        officer)

/s/ Herbert Lust, II    Director                                 July 27, 1998
--------------------
Herbert Lust, II

/s/ Jack H. Nusbaum     Director                                 August 3, 1998
--------------------
Jack H. Nusbaum

/s/ Howard M. Lorber    Director                                 July 27, 1998
--------------------
Howard M. Lorber

/s/ A.F. Petrocelli     Director                                 July 24, 1998
--------------------
A.F. Petrocelli

                                INDEX TO EXHIBITS


Exhibit No.
-----------

   5 Opinion of Willkie Farr & Gallagher as to the validity of the shares to be issued.

   23.1     Consent of Arthur Andersen LLP.

   23.2     Consent of Willkie Farr & Gallagher (contained in Exhibit 5).

   24       Powers of Attorney (included on signature page).